EXHIBIT 16













                        FRANK RUSSELL GROUP OF COMPANIES


                            Corporate Code of Ethics


                                   March 2000

                                TABLE OF CONTENTS

Tab 1 - Introduction
        I.   Overview...................................................................................  1
        II.  Purpose....................................................................................  1
        III. Applicability..............................................................................  1
             1.  General................................................................................  1
             2.  Non-U.S. Offices.......................................................................  2

Tab 2 - Ethical Standards
        I.   Introduction...............................................................................  3
        II.  Statement of Purpose and Values............................................................  3
        III. Ethics Hotline.............................................................................  3
        IV.  Dispute Resolution.........................................................................  4

Tab 3 - Maintaining Confidentiality
        I.   Obligation to Maintain Confidentiality.....................................................  5
        II.  Client Information.......................................................................... 5
             1.  Sound Business Practice................................................................  5
             2.  Duty as Agent..........................................................................  5
             3.  Confidentiality Agreements.............................................................  6
             4.  Nondisclosure Agreements...............................................................  6
        III. Public Statements by Associates of the FRC Group...........................................  6

Tab 4 - Insider Trading and Other Trading Practices
        I.   Policy Statement...........................................................................  8
        II.  Penalties..................................................................................  8

Tab 5 - Firewalls / Watch List Policies and Procedures
        I.   Overview...................................................................................  9
        II.  Monitoring the Effectiveness of Firewalls..................................................  9
        III. Watch List Procedures......................................................................  9
        IV.  Additional Procedures...................................................................... 10

Tab 6 - Personal Securities Accounts and Transaction Reporting
        I.   Reporting of Personal Securities Accounts.................................................. 11
        II.  Reporting of Private Securities Transactions............................................... 11
        III. Approval of Securities Transactions for Access Persons..................................... 12
        IV.  Other Reporting Obligations................................................................ 12
             1.  SEC Rule 17j-1 Amendments.............................................................. 12
             2.  Disinterested Trustees or Directors.................................................... 13

        V    Restrictions and Exceptions Under PSA and Transaction Reporting
               Requirements............................................................................. 13
             1.  Initial Public Offerings............................................................... 13
             2.  Accounts Maintained by an Investment Advisor........................................... 13
             3.  Exempted Securities.................................................................... 14

Tab 7 - Outside Business Affiliations, Employment, and Compensation
        I.   General Policy............................................................................. 15
        II.  Service as a Director...................................................................... 15
        III. Service on the Board of Charitable Organizations........................................... 15

Tab 8 - Gifts
        I.   General Policy............................................................................. 17
        II.  Accepting Gifts............................................................................ 17
        III. Gift Reporting Procedures.................................................................. 18
        IV.  Giving Gifts............................................................................... 18
        V.   Honoraria.................................................................................. 19

Tab 9 - Use of Computer Resources and Information Assets
        I.   Overall Corporate Policy................................................................... 20
        II.  Specific Standards......................................................................... 20

Tab 10 - Sanctions...................................................................................... 21

Tab 11 - Glossary....................................................................................... 22

Tab 12 - Forms.......................................................................................... 26

                                  INTRODUCTION

I.   OVERVIEW

The Frank Russell Group of Companies (the "FRC Group", or "the Company")* is one of the world's leading investment management and consulting firms. In that regard, the FRC Group provides a full range of financial services designed to meet all levels of investment needs, including consulting and problem-solving tools to complete investment plan implementation, the management of mutual and commingled trust fund instruments, and the design of investment educational tools for use by individual investors and their advisors, as well as by pension plan sponsors and their plan participants. The overall mission of the FRC Group is to improve the financial security of institutions and individuals.

This mission and the business activities supporting it are carried out in one of the most heavily regulated industries in the world-the securities industry. Regulatory agencies overseeing this industry impose strict standards of conduct with regard to the fiduciary responsibilities of persons and business entities advising clients with regard to, and/or effecting transactions in securities. Regulatory requirements regarding the implementation of codes of ethics and the monitoring of personal securities transactions give rise to the need for the FRC Group Corporate Code of Ethics (the "Code"). It is, therefore, of the utmost importance that the Associates of the FRC Group read, understand, and act in accordance with the requirements and strictures of the Code. For the convenience of Associates of the FRC Group, the Code of Ethics can be accessed on the Russell intranet site (InSite) under "Timely Information" . . . "Code of Ethics." This document includes a "Forms" button that will allow access to the various reporting forms referenced in this Code.

II.  PURPOSE

The purpose of the Code is to describe and implement the FRC Group policies and procedures concerning:
o The maintenance of confidential client and internal FRC Group corporate information;
     o The prohibitions against engaging in insider trading by Associates of the FRC Group; and
     o The reporting of transactions in securities and other subject events and occurrences.

III. APPLICABILITY

     1.   General

     The information contained in this Code applies to all Associates of the FRC Group, whether located in the United States or at one of the Company's offices located outside the United States.

     New Associates: At the time of hire, new Associates will be provided with the then current copy of the Code. This document is a condition of employment with the FRC Group, and Associates are required to acknowledge that he or she has read the Code, understands its provisions, and agrees to abide by its requirements. An executed Acknowledgment form and all applicable reporting forms are to be returned to the FRC Group Human Resources Department by the new Associate's start date. Any questions regarding the Code should be directed to the FRC Compliance Department at 253-573-4860.

     All Associates: Every year, the FRC Group Compliance Department located at the corporate headquarters in Tacoma, Washington, U.S.A. and in non-U.S. offices located in Toronto, Canada; London, England; Tokyo, Japan; and Sydney, Australia ("the FRC Compliance Department") distributes to all Associates a current Code that incorporates all amendments or replacements. Each Associate is


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* All substantive terms appearing in bold print are defined in Tab 11 - Glossary of this Corporate Code of Ethics.

     required annually to acknowledge that he or she has read the Code, understands its provisions, and agrees to abide by its requirements.

     The Code is intended for the exclusive use of the Associates of the FRC Group in connection with their job-related duties. It should not be read, shown, or given to anyone outside of the FRC Group without the permission of the FRC Compliance Department.

     Violation of any of the policies described in this Code may lead to disciplinary action, including termination of employment (see Tab 10 - Sanctions).

     Any questions you may have about this Code can be directed to the FRC Compliance Department; or, in the Company's offices located outside the United States, Associates should direct their questions to the local Compliance Officer supporting those offices.

     2.   Non-U.S. Offices

     Associates employed in non-U.S. offices of the FRC Group are fully subject to the requirements set forth in the Code. Each non-U.S. office has developed a Code consistent with that which has been adopted by the Company's headquarters in Tacoma, but which has been modified as necessary to adhere to local laws, regulations and best practices in operation in each jurisdiction. Any questions regarding the Code or its application to Associates in non-U.S. offices should be directed to the local Compliance Officer supporting those offices.

                                ETHICAL STANDARDS

I.   INTRODUCTION

The FRC Group is recognized for adhering to the highest standards of ethics in its business dealings. The reputation of the FRC Group is both highly valued and valuable, and the maintenance of this reputation is critical to the continued success of its business. Each Associate has the personal obligation to protect the company's reputation by conducting business according to the highest ethical, moral and legal standards.

II.  STATEMENT OF PURPOSE AND VALUES

The cornerstones of the FRC Group commitment to business ethics are its insistence on nonnegotiable integrity and the notion that Associates are the most important element in our continued success. Associate understanding and support of our values are the keys to accomplishing the purpose set forth in our Statement of Purpose: Improve financial security for people.

These values are embodied in the Company's values statement:

> We value integrity, in an environment of mutual trust and respect, including fairness, teamwork, tolerance, family and community, in our process of providing added value to our clients.

> We value our Associates, families, and clients, who are critical to our success. We especially appreciate our Associates' commitment to the Company, and in return seek to provide opportunities for them to develop.

> We require honest profitability for continued success, and we reward our Associates accordingly. We seek to exceed client expectations. We aspire to a higher set of values than required by law.

III. ETHICS HOTLINE

To support its commitment to integrity, the FRC Group has implemented a confidential Ethics Hotline for Associates to report suspected instances of unethical or illegal conduct or violations of company policy on the part of another Associate, contractor or vendor. The Hotline is available 24 hours a day, every day (including holidays) by calling 1-800-93-ALERT.

The Hotline is answered by an outside agency, which relays complaints to the FRC Group's Legal Department for further action. The Legal Department refers all complaints to a designated senior manager, who ensures that all reports are investigated and, if required, that appropriate corrective action is taken.

Calls may be made on an anonymous basis, if desired. Each caller is assigned a case number, which the caller may thereafter use in all follow-up communications in order to maintain confidentiality.

Every effort is made to ensure confidentiality while allowing matters to be properly investigated and resolved. No Associate's reputation will be put at risk solely by raising concerns either through the Ethics Hotline or through any other procedure. Retaliation against an Associate who uses the Hotline to raise concerns or who participates in the investigation of a complaint is strictly prohibited and may be grounds for termination of employment.

IV.  DISPUTE RESOLUTION

In addition to the Hotline, the FRC Group provides a confidential means for Associates to bring grievances to the attention of management through its formal and informal dispute resolution processes.

The informal dispute resolution process may be used for a situation or problem that causes an Associate dissatisfaction with his or her general working environment. The Associate should discuss the situation or problem with his or her immediate supervisor. If a resolution is not achieved during this discussion, the Associate should then discuss the matter with the department manager and, if needed, the division manager. The Human Resources Director or other specialists in the Human Resources Department, as appropriate, and/or the Associate's division manager, will work with the Associate to help resolve the matter to the satisfaction of all parties involved.

The formal dispute resolution process may be used when a problem or situation is serious in nature. The Associate should present a written statement of the problem or concern to his or her immediate supervisor. The supervisor will work with the Associate to resolve the situation. If the problem is not resolved to the satisfaction of the Associate, a written complaint should be sent to the department manager and division manager. The complaint should include a request for a meeting to discuss the problem or situation that is the subject of the complaint. This request should receive a response in writing within five working days, and a meeting with the Associate should be scheduled at the earliest possible date. If this meeting does not produce a satisfactory solution, the Associate should forward the written complaint to the Human Resources Director who will investigate the complaint to determine a fair and equitable solution within five working days. The solution will be presented in writing to the Associate in a formal meeting with the division manager and the Human Resources Director.

                           MAINTAINING CONFIDENTIALITY

I.   OBLIGATION TO MAINTAIN CONFIDENTIALITY

The obligation of all FRC Group Associates to maintain the confidentiality of client and internal FRC Group corporate information arises largely from four different sources: (1) sound business practice, (2) duty as agent for the client, (3) specific confidentiality agreements into which the FRC Group may enter from time to time, and (4) specific agreements executed between Associates and the FRC Group. In addition, all Associates have an obligation to comply with applicable laws prohibiting the use of material, nonpublic information, however obtained, in connection with insider trading activity. Insider trading prohibitions are discussed in detail in Tab 4 - Insider Trading and Other Trading Practices.

II.  Client Information

All FRC Group Associates must treat client information as confidential unless it is clearly in the public domain. Information must be kept confidential until an appropriate supervisor has determined that disclosure is permissible.

     1.   Sound Business Practice

     Sound business practice dictates that client information be kept confidential. In order for the FRC Group to serve its clients effectively, it must have access to sensitive information that the client often does not wish disclosed to the public. The failure to keep such information confidential may cause clients to withhold such information, making it more difficult to serve their needs.

     Clients have the right to expect from the FRC Group, at a minimum, the same level of professional conduct maintained by other organizations in the financial services industry. The failure to adhere to industry standards could cause existing and potential clients to doubt the competence and integrity of the FRC Group.

     2.   Duty as Agent

     The FRC Group has the obligation, under general principles of agency law, to maintain the confidences of its clients. The FRC Group, while acting as agent for its clients, must conduct its business activities in such a manner as to avoid adversely affecting clients' interests. All entities within the FRC Group (and, by extension, each of their Associates) must at all times behave as would an ordinarily prudent person in similar circumstances while acting on behalf of clients. If the unwarranted disclosure of confidential information concerning any client results in demonstrable financial harm to that client, the FRC Group may be liable for some or all of the resulting damage.

     3.   Confidentiality Agreements

     From time to time, Associates of the FRC Group are asked to enter into specific agreements with clients and others requiring that information be kept confidential. These agreements impose a duty on members of the FRC Group that is independent of those duties imposed by law. The terms of these agreements usually require that the FRC Group hold to standards of confidentiality that exceed those that would be imposed by law.

     4.   Nondisclosure Agreements

     All Associates are required to sign a Nondisclosure Agreement at the time of hire. It is a condition of employment that this agreement be executed and placed in the Associate's permanent file. By signing this document, the Associate agrees that he/she will not disclose to anyone outside the FRC Group, for any purposes other than the prosecution of work-related duties, any confidential or proprietary FRC Group information. Further, the Associate agrees to not disclose any such confidential or proprietary information to anyone inside the FRC Group except on a "need to know" basis. If questions arise as to what comprises such confidential or proprietary information, or to whom, if anyone, inside or outside of the FRC Group it may be disclosed, the Associate should consult with the FRC Legal Department.

III. PUBLIC STATEMENTS BY ASSOCIATES OF THE FRC GROUP

FROM TIME TO TIME FRC GROUP ASSOCIATES ARE ASKED TO COMMENT PUBLICLY ON MATTERS PERTAINING TO THE INVESTMENT INDUSTRY, FINANCIAL MARKET ACTIVITY, AND OTHER ISSUES INVOLVING BOTH FACTUAL, OPINION AND POLICY MATTERS. THIS ACTIVITY IS A VITAL PART OF FRC GROUP'S PROGRAM OF INCREASING ITS PUBLIC VISIBILITY BY PROVIDING TIMELY AND THOUGHTFUL COMMENTARY ON MATTERS OF INTEREST TO THE MANY COMMUNITIES WE SERVE. THE FRC GROUP CODE OF ETHICS AND THE EMPLOYEE NONDISCLOSURE AGREEMENT SIGNED BY EACH OF OUR ASSOCIATES RESTRICT THE DISCLOSURE OF "CONFIDENTIAL INFORMATION." BECAUSE OF THE INCREASING VISIBILITY THE FRC GROUP ENJOYS IN THE MARKETPLACE, IT IS IMPORTANT THAT THE FRC GROUP PROVIDES A CLEAR POLICY STATEMENT DESIGNED TO GIVE FURTHER GUIDANCE TO OUR ASSOCIATES, PARTICULARLY THOSE WHO ARE COMMUNICATING REGULARLY WITH PERSONS OUTSIDE THE COMPANY.

THE PURPOSE OF THIS POLICY STATEMENT IS TO MAKE CLEAR TO ALL ASSOCIATES THAT IN THE FOLLOWING SITUATIONS COMMENTS TO THE PUBLIC, INCLUDING COMMENTS TO CLIENTS, CUSTOMERS, SUPPLIERS, FRIENDS AND FAMILY (INCLUDING SPOUSE, SIGNIFICANT OTHER, CHILDREN, AND PARENTS) ARE INAPPROPRIATE.

Under no circumstances may an FRC Group Associate discuss with persons outside the Russell organization any information concerning its business strategies, its product design or development plans, its product distribution plans, and the identity and nature of its arrangements with potential business partners. The premature announcement of such matters could have a devastating impact on the FRC Group's planned business strategies and may well violate the terms of confidentiality agreements the FRC Group has with other organizations. Furthermore, such improper disclosure could result in illegal "insider trading" if the parties with whom the FRC Group is dealing are publicly held institutions (which is often the case) and the information is deemed material (which is quite possible). Also, as a general rule, the dissemination of such information internally within the FRC Group should be restricted only to those who have a "need to know" in order to facilitate a particular strategic project.


All inquiries received from anyone outside the Russell organization concerning the FRC Group's strategic plans should be rejected as inappropriate for comment. If the person seeking such information is persistent, they should be referred either to the FRC Group General Counsel or the Manager of Public Relations. The proper response by Associates in all cases will be the following:

"Russell is a private company and we do not discuss our strategic plans with the public."

If an FRC Group Associate is asked to comment on a rumor concerning the FRC Group, the response in all cases will be the following:

"We do not respond to or comment on unsubstantiated rumors or speculation, whether involving Russell or other parties."

Violations of this Policy will be considered a serious breach of an Associate's obligations to the FRC Group and will result in disciplinary action, including the possibility of termination of employment for "cause." (See Tab 10 - Sanctions)

The statements set forth in this Policy are in furtherance of and not a substitution for the provisions set forth in any Employee Nondisclosure Agreement between an Associate and the Company.

In those cases where there may appear to be a conflict between this policy and a fiduciary, contractual or other obligation to a particular FRC Group client, Associates should contact an attorney in the Legal Department directly before speaking with the client.

                   INSIDER TRADING AND OTHER TRADING PRACTICES

I.   POLICY STATEMENT

Insider trading is illegal and is strictly prohibited. If there are any questions after reviewing this policy statement, you should consult the FRC Compliance Department and/or Legal Department. In the company's offices located outside the United States, Associates should consult with the local Compliance Officer supporting those offices, who will in turn consult with the Legal Department, as necessary.

Associates in possession of material, nonpublic information are considered insiders and must preserve the confidentiality of such information and abstain from trading until the insider information is disclosed and made public. It is a fundamental policy of the FRC Group that:

> No Associate, while in possession of material, nonpublic information concerning any company, shall purchase or sell, or recommend or direct the purchase or sale, of any security of such company for the following accounts: (a) entities within the FRC Group; (b) clients of the FRC Group;
     (c) accounts in which he or she has a direct or indirect Beneficial Ownership Interest; and (d) accounts over which the Associate has discretionary authority or a power of attorney.

> No Associate may purchase or sell a security if the Associate knows or could reasonably ascertain that the purchase or sale: (a) would be detrimental, or potentially detrimental, to any member of the FRC Group or to any client of any member of the FRC Group; (b) is designed to benefit the Associate by taking advantage of the market effect of purchases and sales of securities by any member of the FRC Group or any client of any member of the FRC Group; or (c) competes with transactions of any member of the FRC Group or their respective clients.

> No Associate shall disclose material, nonpublic information concerning any company to any person outside the FRC Group, except for disclosures that:
     (a) have been authorized by the Company; (b) are necessary for the performance of FRC Group services; and (c) have been authorized by the Compliance Department. An Associate who communicates material, nonpublic information to another who trades on such information may be subject to sanctions as set forth in this section under "Penalties" and/or in Tab 10 - Sanctions, as though the Associate had directly bought or sold the securities himself or herself.

> Any Associate who, in the course of his or her employment, obtains material, nonpublic information that is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action for his or her personal account on the basis of the disclosed facts.

> No Associate may execute a personal securities transaction on a day during which the Associate knows that the FRC Group or an FRC Group client has a pending buy or sell order in place in that same security until that order is executed or withdrawn.

II.  PENALTIES

Penalties for trading in reliance on, or communicating to others who thereafter trade in reliance on, material, nonpublic information can be severe, both for the individuals involved and their employers. Such penalties vary among the different countries in which the FRC Group does business and can include, but are not necessarily limited to, fines and/or disgorgement of profits and potential civil or criminal legal action.

                 FIREWALLS / WATCH LIST POLICIES AND PROCEDURES

I.   OVERVIEW

FRC Group Associates have a duty to maintain the confidentiality of client information and information regarding firm-related activities that may involve issuers of publicly traded securities. Associates working with, or who may come into contact with, material, nonpublic information in connection with a specific client engagement of the FRC Group, or other significant corporate undertaking of the FRC Group, owe a special duty to maintain the confidentiality of information that may result from those activities. Applicable securities laws make it illegal to trade in or to tip others regarding securities while in possession of material, nonpublic information regarding those securities or their issuer. In order to permit the FRC Group to continue its normal business activities while in possession of material, nonpublic information, the FRC Group has established strict procedures ("Firewalls") to prevent the flow of such information to any business units and/or Associates except those with a legitimate need to know such information.

II.  MONITORING THE EFFECTIVENESS OF FIREWALLS

In order to ensure that the Firewall policies and procedures are effective and have not been violated, the FRC Group has established a "Watch List" procedure which will allow for the FRC Group to monitor trading in securities of companies about which the Company or its Associates are in possession of material, nonpublic information.

In order to ensure that the identities of companies appearing on the Watch List remain confidential, distribution of the list is limited and carefully controlled. Because of the Company's Firewall procedures, and the fact that the Watch List is confidential, most Associates are able to continue their normal investment activities even if those activities involve securities of a company appearing on the Watch List. The only Associates whose activities are restricted are those who are recipients of the list as well as those who are "over the wall" and have received confidential nonpublic information with respect to a company appearing on the list. These individuals may not, either directly or indirectly, purchase, sell, recommend or discuss securities of the company(ies) appearing on the list, nor may they pass on to anyone else the fact that a company(ies) appears on the list or any information they have received concerning any company(ies) on the list.

III.   WATCH LIST PROCEDURES

> Creation and Maintenance of the Watch List - The FRC Compliance Department, through its Director of Compliance, is responsible for creating and maintaining the Watch List. Information about a company to be placed on the Watch List will be provided by the Project Head or other authorized member of the Project Team. Information to be provided will include: 1) the name of the issuer(s) involved in the engagement or proposed transaction and any code names assigned; 2) the name of any contra-party(ies) to the engagement or proposed transaction; 3) the date of the assignment or date upon which monitoring of securities transactions should begin; 4) the nature of the engagement or proposed transaction; and 5) the names of all Associates who have knowledge of the information.

> Duties and Responsibilities of the Project Head - In addition to his/her responsibility for initial reporting to the FRC Compliance Department of a company to be placed on the Watch List, the Project Head is also responsible for: 1) maintaining confidentiality of information received in connection with an engagement or proposed transaction; 2) ensuring that any changes or additional information relating to the engagement or proposed transaction that are germane to this Watch List procedure are communicated to the Compliance Department; 3) approving any additional Associates that are brought "over the wall" on an engagement or proposed transaction, particularly those Associates from other business units of the FRC Group, and notifying the Compliance Department of such additions; and 4) notifying the Compliance Department of any instances in which confidential information may have been inadvertently passed to someone outside the scope of the engagement or proposed transaction.

> Monitoring of Securities on the Watch List - The FRC Compliance Department is responsible for reviewing and monitoring the trading by Associates of securities of companies on the Watch List. As soon as practicable after receipt, the Compliance Department will review duplicate confirmations of transactions for all Personal Securities Accounts of Associates. Any transactions noted in securities on the Watch List will be subject to further inquiry as deemed appropriate by the Director of Compliance Officer.

> Deletion From the Watch List - It is the responsibility of the Project Head or other authorized member of the Project Team to contact the FRC Compliance Department regarding a decision to delete a company from the Watch List. A determination will be made as to whether the company should be deleted or whether any follow-on procedures or monitoring should be conducted. While a public announcement may have been made, a "deal" likely will not settle for some period of time thereafter. Given that material, nonpublic information could still develop during the period of time between announcement and settlement, it may be prudent to continue Watch List monitoring for an appropriate period of time after announcement of a transaction.

IV.  ADDITIONAL PROCEDURES

> Accounting Procedures - Information concerning the billing or payment of client fees and expenses may "tip" Associates as to the existence of an engagement or proposed transaction. To preserve the confidentiality of such information, the Project Head will, with the assistance of the Controller, select a limited number of accounting personnel to handle all accounting work on the engagement or proposed transaction. Code names will be utilized for all communications with assigned accounting personnel. The Project Head will promptly notify assigned accounting personnel of any new or changed information that is relevant to the engagement or proposed transaction.

> Security Over Project Files - Confidential information relating to an engagement or proposed transaction should be provided with an appropriate level of security in order to preserve that confidentiality. Code names should be assigned whenever possible and utilized in communications. Hardcopy files should be maintained in locking file cabinets; electronic files should be maintained in special system libraries. In all cases, access should be limited to only those Associates actively participating on the Project Team. Transmission of hardcopy information internally should be made using "Confidential" envelopes. Use of electronic mail should be avoided unless proper encryption protocols are utilized.

             PERSONAL SECURITIES ACCOUNTS AND TRANSACTION REPORTING

This section of the FRC Code of Ethics covers the policies and procedures of the FRC Group in connection with establishing and maintaining a Personal Securities Account ("PSA") and transaction and other reporting obligations. Terms used in this section are defined in the Glossary section (See Tab 11 - Glossary).

I.   REPORTING OF PERSONAL SECURITIES ACCOUNTS

1. All Associates must report to the FRC Group any existing PSAs carried in their name or in which the Associate has a Beneficial Ownership Interest. PSAs must be reported to the FRC Compliance Department, or, for offices located outside the United States, the local Compliance Officer supporting those offices. Such reports are to be made on the Personal Securities Account Report which can be found in the Forms Tab (Tab 12) or on Russell InSite.

     For Associates in the United States, recent amendments to Rule 17j-1 of the Investment Company Act of 1940 require that the FRC Compliance Department be provided with a listing of all PSAs and all securities beneficially owned or held, whether in a PSA or held directly by the Associate, within 10 days of becoming employed with the FRC Group. (See further discussion in this section.)

2. All Associates must also report, and receive prior approval for, any new PSAs they wish to open. Approval may be obtained by submitting a Personal Securities Account Report to the FRC Compliance Department, or, for offices located outside the United States, the local Compliance Officer supporting those offices.

3. The FRC Compliance Department will provide the Financial Institution maintaining the PSA a letter indicating that the Associate has the FRC Group's permission to maintain the account. The letter will also direct the Financial Institution to forward duplicate transaction confirmations and monthly statements to a dedicated, confidential post office box maintained by the FRC Compliance Department.

II.  REPORTING OF PRIVATE SECURITIES TRANSACTIONS

Private Securities Transactions are those transactions that may occur outside an established securities account maintained with a broker/dealer, investment advisor or other financial institution. FRC Associates may not engage in any Private Securities Transactions without having received the prior written approval of the FRC Compliance Department. Requests for approval may be made on the Approval Request for a Private Securities Transaction form that can be found in the Forms Tab or on Russell InSite. The definition of a Private Securities Transaction should be construed broadly. Any questions regarding such transactions should be directed to the FRC Compliance Department.

Approval of such transactions will take into consideration the following:

> Whether the investment opportunity should be reserved for the FRC Group or its clients;

> Whether the investment opportunity is being offered to an Associate by virtue of his or her position with the FRC Group; and

> Whether the investment represents a potential conflict of interest with an FRC Group client.

Additionally, Associates are required to disclose their interest in any such security to the senior manager of their respective business unit and the FRC Compliance Department when that Associate plays a part in the FRC Group's consideration of the issuer of that security(s) on behalf of FRC Group clients. Under such circumstances, any decisions regarding that issuer will be made by other Associates with no personal interest in that issuer.

III. APPROVAL OF SECURITIES TRANSACTIONS FOR ACCESS PERSONS

Associates who are deemed to be Access Persons must seek approval of their Covered Securities Transactions from the FRC Compliance Department, or, for offices located outside the United States, the local Compliance Officer supporting those offices. (See Tab 11 - Glossary for the definition of Access Person and a listing of business units included within that definition.) Associates who are Access Persons will be requested to provide the date of the transaction of that security(ies), whether the transaction is a buy or a sale, the name of the security and number of shares to be purchased or sold. Approvals of market order transactions are valid for the day they are given. Any transaction not executed must be re-approved before being entered on a subsequent day. "Good 'til canceled" orders will not require re-approval unless the Associate changes the terms of the order or withdraws the order and subsequently re-enters it with the Financial Institution at a later time.

All requests for approval of securities transactions may be obtained by calling Extension 4860 (or from outside at 253-573-4860). This is a dedicated telephone line maintained in the FRC Compliance Department which is manned for transaction approval purposes and general compliance questions during normal business hours. Calls to this telephone line outside of normal business hours will be directed to leave a voice mail message outlining the details of the transaction as noted above. In addition, Associates may also email transaction details via the online Personal Securities Transaction Approval form. This form can be found in the Code of Ethics under "Timely Information" on the Russell Intranet site (InSite). Click on the Forms button to bring up this document. An example of this form is also included for reference in the Forms section (Tab 12).

IV.  OTHER REPORTING OBLIGATIONS

1.   SEC Rule 17j-1 Amendments

The U.S. Securities and Exchange Commission has recently approved amendments to Rule 17j-1 of the Investment Company Act of 1940. These amendments mandate certain new reporting obligations for Associates in the U.S. that have not previously been required under the FRC Group Code of Ethics. The FRC Compliance Department has developed an "Associate Profile" that is designed to assist Associates in meeting their obligations under these reporting requirements. The components of these new reporting requirements are as follows:

     A.   Initial Holdings Report

     As noted earlier in this section, all new Associates must report all securities owned or beneficially held and all PSAs within 10 days of becoming employed by the FRC Group. This reporting obligation can be met during the new hire process by completing the Personal Securities Account Report for approval of existing PSAs and by providing the FRC Group at that same time a copy of the most recent monthly statement for all such accounts. Human Resources will collect these documents and forward them immediately to the FRC Compliance Department.

     B.   Annual Holdings Report

     All FRC Associates must report annually all securities owned or beneficially held, whether those securities are held in a PSA or are held directly by the Associate. In connection with securities held personally (example: stocks held in a safety deposit box), the Associate must report those holdings on a Securities Holdings Report which can be found in the Forms section (Tab 12).

     To facilitate the annual holdings reporting obligation, the FRC Compliance Department will provide Associates at the beginning of each year with a copy of an "Associate Profile" that summarizes all reported PSAs, Private Securities Transactions or securities held outside of a PSA, and other reporting information required by the FRC Group Code of Ethics. For Associates who maintain a securities license, the "Associate Profile" will also provide a summary of this information. Associates will be required to review and update the Profile and return it along with their Code of Ethics Acknowledgment.

     C.   Quarterly Transactions Report

     FRC Associates are also required to report all securities transactions on a quarterly basis. FRC Associates will be deemed to have fulfilled this reporting obligation as long as all PSAs and Private Securities Transactions have been reported and approved as discussed earlier in this Tab and the FRC Compliance Department is receiving duplicate transaction confirmations and monthly statements as noted earlier.

2.   Disinterested Trustees or Directors

A disinterested trustee or director of FRTC, FRIC, RIF or the SSgA Funds is required to report a transaction in securities only if such trustee or director, at the time of the transaction, knew or should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold by any fund portfolio or was considered for purchase or sale in the fund portfolio or by the fund's investment advisor.


V.   RESTRICTIONS AND EXCEPTIONS UNDER PSA AND TRANSACTION REPORTING
     REQUIREMENTS

1.   Initial Public Offerings

All FRC Associates are prohibited from acquiring any securities in an initial public offering, in order to preclude any possibility of profiting improperly from their positions on behalf of the FRC Group. Associates are free to trade in such securities as soon as the underwriting has terminated.

2.   Accounts Maintained by an Investment Advisor

FRC Associates may maintain PSAs with an investment advisor that are managed on a discretionary basis. If the account is managed on a discretionary basis, the Associate has given the advisor the authority to purchase and sell securities in the account without the Associate's prior knowledge or consent. FRC Associates who are Access Persons and who maintain accounts managed on a discretionary basis are not required to seek approval of covered securities transactions, provided that the following conditions are met:

     o At the time such account is initially reported to the FRC Compliance Department, the Associate will provide a copy of the executed discretionary advisory agreement with the Personal Securities Account Report.

     o The Associate will provide the FRC Compliance Department with an additional written representation that transactions in the account are, in fact, effected on a discretionary basis by the investment advisor.

     o In the event that the Associate participates in any decision regarding purchases or sales in the account, that transaction must be submitted for approval by the FRC Compliance Department as noted earlier in this Tab.

     o On an annual basis, the Associate will be required to provide a written representation that he or she has not participated in any purchase or sale decisions in the previous twelve months.

3.   Exempted Securities

The reporting and approval requirements described above apply to any investment instrument categorized as a Security. However, for purposes of the Code, the definition of "security" does not include the following:

     o    U.S. Government securities

     o    Bankers' acceptances

     o    Bank certificates of deposit

     o    Commercial paper

     o High-quality, short-term debt instruments, including repurchase agreements

     o Shares of registered, open-end investment companies (mutual funds) or open-end unit trusts

     o Transactions in securities of issuer-sponsored dividend reinvestment programs

     o Transactions in securities of an employer-sponsored stock purchase plan or upon the exercise of employee stock options

As the foregoing investment instruments fall outside the definition of "security" as provided in the Glossary section of the Code, FRC Associates are not required to report transactions or seek approval of transactions in these instruments.

                         OUTSIDE BUSINESS AFFILIATIONS,
                          EMPLOYMENT, AND COMPENSATION

I.   GENERAL POLICY

No FRC Group Associate may maintain any outside business affiliations (directorships, governorships or trusteeships) with business organizations, outside employment, or receive compensation from any source, without prior approval of their manager and the FRC Compliance Department or, for offices located outside the United States, the local non-U.S. Associate's manager and the Compliance Officer supporting those offices. Requests for approval of all such affiliations must be made on the Outside Business Affiliation, Employment or Compensation form which can be found in the Forms Tab (Tab 12) or on Russell InSite. Termination of such affiliations must be reported to the FRC Compliance Department or appropriate Compliance Officer in non-U.S. offices.

II.  SERVICE AS A DIRECTOR

FRC Group Associates may be asked to serve on the boards of directors of publicly traded companies as well as private companies. Such service carries with it certain risks and business considerations for the FRC Group and, as such, should be strictly limited to those engagements that are specifically approved by the FRC Group. Approval of service as a director will be based on a determination that: (a) board service would be consistent with the interests of the FRC Group and its clients; and (b) no conflict of interest exists with respect to the nature of the entity with which the Associate is a board member and the duties of the Associate within the FRC Group. Associates serving on boards of directors of publicly traded companies must be especially mindful of the FRC Group policy on maintaining client confidentiality.

III. SERVICE ON THE BOARD OF CHARITABLE ORGANIZATIONS

FRC Group Associates generously provide their time, talents and monetary support to many worthy charitable and civic organizations in their communities. The FRC Group is justifiably proud that many Associates also serve as officers, directors, trustees or fund-raisers for these organizations.

From time to time, these organizations may need to procure, either directly or indirectly, the services that the FRC Group provides. In such cases, the Associate may expect to either provide those services on behalf of the FRC Group; or be compensated by the FRC Group as a result of the use of these services; or, be directed business by an unrelated service provider recommended by the Associate to the organization with which they are associated.

For the benefit of the charitable organization, the FRC Group and the Associate, the following guidelines apply whenever the FRC Group is providing or is expected to provide services, directly or indirectly, to the organization with which the Associate is affiliated:

1.   The Associate must disclose his or her employment by the FRC Group; and,

2. If the Associate expects to be compensated by the FRC Group in connection with, or as a result of, the services provided by the FRC Group or an unrelated service provider recommended by the Associate, the Associate must disclose this fact; and,

3. If the Associate is a member of the body that decides whether to employ the FRC Group or an unrelated service provider which is expected to utilize the services of the FRC Group, the Associate must abstain from participating in the selection of the FRC Group or the service provider; and,

4. All of the foregoing must be memorialized in writing to the appropriate officer of the board of the charitable organization or in the minutes of the applicable meeting(s) of the governing body at which the selection is to be made.

                                      GIFTS

I.   GENERAL POLICY

Giving or accepting gifts, hospitality, payments or preferential treatment to or from clients or vendors/suppliers of the FRC Group may be a conflict of interest. Of course, FRC Group Associates acting in a nonbusiness capacity may give or accept gifts motivated by family or personal relationships that exist outside of the company. However, if the giver or recipient is a client or a vendor/supplier of the FRC Group, the Associate should carefully consider the context of the exchange in order to avoid any appearance of bribery or other motive which could embarrass or expose to liability the Associate, the FRC Group or its clients or vendors/suppliers.

II.  ACCEPTING GIFTS

It is FRC Group policy that Associates conduct business in a manner that makes it clear that their first loyalty is to the FRC Group rather than to their personal benefit. Unless the acceptance of a gift from a client or vendor/suppler qualifies under the exceptions listed below, FRC Group Associates are prohibited from:

>    Accepting gifts of cash or gift certificates in any amount;

> Soliciting for themselves or for a third party (other than the FRC Group) anything of value from anyone in return for any business, service or confidential information; or,

> Accepting anything of value (other than salary, wages, fees or other compensation paid by the FRC Group) from anyone in connection with FRC Group business, either before or after a transaction is discussed or completed.

          Associates may accept gifts (other than cash or gift certificates) or acts of hospitality of reasonable value without violating the provisions of this policy. In most cases, a gift or act of hospitality of $100 or less (or, for non-U.S. offices, a reasonably comparable amount in local currency) will be considered to be of reasonable value and may be accepted, provided:

          o No effort is made to influence the intended recipient's professional judgment;
          o The intended recipient's judgment is not affected by acceptance of the gift or hospitality;
          o    The intended recipient has not solicited the gift or hospitality;
               and,
          o The gift or hospitality offered is timely reported to the Compliance Department for review and approval on a case-by-case basis.

         Associates should tactfully refuse a gift or act of hospitality with a fair market value of more than $100 (or, for non-U.S. offices, a reasonably comparable amount in local currency), unless to do so would embarrass the giver and/or prejudice a business relationship. Such a gift will become the property of the FRC Group and/or be donated to charity.

Certain gifts and acts of hospitality are acceptable and not subject to the gift reporting provisions so long as they meet the criteria noted above. Such gifts or acts of hospitality are:

> Meals, refreshments, travel arrangements or accommodations may be accepted if:
          o    They are of reasonable value;
          o They are offered in the course of a meeting or other occasion for the purpose of providing an opportunity for a business discussion or to foster a better business relationship; and,
          o The expense incurred would have been paid by the FRC Group as a reasonable business expense had the other party not paid it.
> Advertising or promotional materials (items containing a company's name and or logo) of reasonable value such as pens, pencils, notepads, key chains, calendars, tote bags, and similar items;
> Discounts and rebates on merchandise or services that do not exceed those offered to other clients;
> Gifts of reasonable value that are presented in connection with commonly recognized events such as holidays, weddings, births of children, promotions, new jobs or retirements;
> Awards by civic, charitable, educational or religious organizations for recognition of services or accomplishments; and,
> Attendance at sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and both the Associate and the giver are present.

III. GIFT REPORTING PROCEDURES

Associates must report in writing any gift received in a business context that does not qualify under the types of acceptable gifts noted above. The report should contain the following:

>    The name of the recipient;
>    The name of the giver;
>    The gift or act of hospitality received and its approximate market
>    value; and, The date received.

The report should be sent to the FRC Compliance Department, or, for offices located outside the United States, the local Compliance Officer supporting those offices, and may be sent either through interoffice or electronic mail. A permanent record of gift reports will be maintained.

IV.  GIVING GIFTS

Giving or offering gifts or acts of hospitality to any FRC Group client, vendor/supplier or competitor with the intention of influencing the recipient's judgment in favor of the FRC Group is prohibited.

Gifts or acts of hospitality may be offered if all of the following conditions apply:

>    No effort is made to influence the intended recipient's judgment;
> The value of the gift or hospitality is worth less than $100 (or, for non-U.S. offices, a reasonably comparable amount in local currency);
>    The gift is not in the form of cash or a gift certificate, and;
> All gifts or acts of hospitality to clients or vendors/suppliers paid for by the FRC Group are claimed on the standard expense report.

FRC Group Associates should be especially sensitive to giving gifts to persons associated with ERISA funds, since acceptance might be deemed to be a use of plan assets to obtain a personal gain, which could expose both the recipient and the FRC Group to legal action, public censure and financial penalties.

Associates should also be aware of the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits the payment of anything of value by anyone affiliated with a U.S. company (including employees or agents of non-U.S. affiliates of a U.S. company) to a foreign official (including through an intermediary) for the purpose of obtaining or retaining business. Penalties for violations of the Act are severe, including potential criminal sanctions and fines in excess of $1 million. Even an investigation under the Act can adversely affect FRC's relations with clients and future foreign business.

V.   HONORARIA

FRC Group Associates are frequently requested to speak at events sponsored by business, educational, civic, and charitable organizations. Such speaking engagements may involve Associates specifically as representatives of the FRC Group, but also in a personal capacity as members of these various communities. Once again, the FRC Group is proud of the fact that its Associates are sought after for participation in such events. In connection with such events, these organizations will frequently offer to pay an honorarium and/or reimburse the speaker for reasonable and customary travel expenses incurred in attending the event.

In order to address any potential conflicts of interest that may arise, Associates are expected to notify the senior management of their respective business unit regarding any engagement that the Associate wishes to accept at which the Associate will be functioning as a representative of the FRC Group, and to provide details of the subject of the speech and the intended audience. All speaking engagements in which the organization offers to pay an honorarium are deemed by the FRC Group to be fully subject to this policy and, as such, require the prior written approval of the senior manager of the business unit and the FRC Compliance Department, or, for offices located outside of the United States, the local Compliance Officer supporting those offices. In addition, approval of such activities is subject to the following:

1. Honoraria offered for speaking engagements in which the Associate is serving specifically in their capacity as a representative of the FRC Group may not be accepted and should be politely declined. Should the organization insist that the honorarium be accepted, the Associate may accept, but should advise the organization that the honorarium will become the property of the FRC Group and/or be donated to charity.

2. Any offers by the organization of a "speakers gift" to an Associate serving in their capacity as a representative of the FRC Group are subject to the FRC Gifts Policy as described in Sections II and III of this tab.

                USE OF COMPUTER RESOURCES AND INFORMATION ASSETS

I.   OVERALL CORPORATE POLICY

Information asset usage is governed by a corporate security policy and accompanying standards that delineate the terms and conditions for the usage of Russell information assets and computer resources and systems. These state, in part, that all information and data stored on or transmitted over the FRC Group network system, and all transactional records generated by using this system, are the property of the FRC Group and may be used by the FRC Group for any purpose. The FRC Group reserves the right to monitor, access, and disclose all activities and information on this system to appropriate FRC Group personnel and other persons. Without limitation, anyone using this system expressly consents to such monitoring, access or disclosure by the FRC Group and is advised that if such actions by the FRC Group reveal possible evidence of criminal activity, the FRC Group may provide the evidence obtained through such monitoring, access or disclosure to law enforcement officials.

II.  SPECIFIC STANDARDS

In addition to the above, the FRC Group Information Systems Security Policy and Standards set forth specific computing resource and information asset usage standards which must be adhered to. Use of FRC's computer network, computing resources and information assets is intended for the express purpose of supporting Frank Russell Company business-related activities. Business units retain the authority to approve individual usage in line with the above-mentioned standards. These standards are specifically set forth in the usage agreement that all permanent employees and contractors are required to sign upon commencing employment. These standards and the complete policy statement on computing security, resource, and information asset usage can be found on the Russell Intranet site (InSite) under "Services" . . . "Security Services" (http://intra3.russell.com/security). All permanent Associates and contractors are required to read and familiarize themselves with these standards and their intent.

                                    SANCTIONS

Any violation of the rules and requirements set forth in the Code may result in the imposition of such sanctions as the FRC Group General Counsel and senior management of the FRC Group, as applicable, may deem appropriate under the circumstances. These sanctions can include, but are not limited to: (a) removal or suspension from office; (b) a letter of censure; (c) restitution to the appropriate member of the FRC Group or client of the FRC Group, as management deems appropriate; and/or (d) termination of employment for "cause."

                                    GLOSSARY


Access Persons. (1) Any director, officer or member of senior management of the Frank Russell Group of Companies; (2) any Associate of the Frank Russell Group of Companies (a) who, in connection with his or her regular duties, makes, participates in, obtains, or involuntarily receives information regarding the purchase or sale of a security by any account or fund managed by, or client of, the Frank Russell Group of Companies, (b) whose functions relate to the making of any recommendations with respect to such purchases or sales, or (c) whose functions give them access to money manager research data or any information of the sort available to the Associates described in clauses (a) or (b) above; and
(3) any other persons or departments that may be categorized as Access Persons by the FRC Compliance Department.

All Associates performing the following functions or working in the following departments and/or business units are deemed to be Access Persons:

    [ ]        Investment Management Group--including non-U.S. offices
    [ ]        Investment Policy and Research--including non-U.S. offices
    [ ]        Consulting--including non-U.S. offices
    [ ]        Chairman/President's Office
    [ ]        Members of FRC Executive and Operating Committees
    [ ]        Frank Russell Securities--including Transition Management
    [ ]        Frank Russell Capital

Associate. Any officer, director, trustee, controlling person, general partner, or employee of any of the entities within the FRC Group.

Beneficial Ownership Interest. An Associate or immediate family member shall be considered to have a beneficial ownership interest in a Personal Securities Account if he or she obtains benefits from the account substantially equivalent to whole or partial, direct or indirect ownership. Associates and immediate family members are also deemed to have a Beneficial Interest in accounts in which they have the power, directly or indirectly, to make investment decisions. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an Associate or immediate family member maintains an interest or derives a benefit.

Covered Securities Transactions. Transactions in the investment instruments included in the definition of "securities" given below and not specifically excepted from that definition either in the text of the Code or in the above-mentioned definition of "securities."

Discretionary Accounts. Accounts in which the client gives a broker-dealer, investment advisor, or other financial institution discretion as to the purchase or sale of securities or commodities, including selection, timing, and price to be paid or received. By so doing the client empowers the financial institution to buy and sell without the client's prior knowledge or consent, although the client may set broad guidelines for managing the account (e.g., limiting investments in blue chip stocks or banning investment in "sin" stocks).

Disinterested Trustee or Director. A disinterested trustee or director of the FRIC, RIF or SSgA Funds is a trustee or director who is not an interested trustee or director of the FRIC, RIF or SSgA Funds within the meaning of Section 2(a)(10) of the 1940 Act.

> FRC Compliance Department. When used in this Code, this term refers to the FRC Group Compliance Department located at the corporate headquarters in Tacoma, Washington, U.S.A. and also includes those compliance officers located in certain non-U.S. offices of the FRC Group with a strong dotted line reporting relationship back to the Tacoma headquarters.

FRC Group. Refers collectively to Frank Russell Company ("FRC") and each of its subsidiaries and affiliates, including:

>    Frank Russell Capital Inc. ("Russell Capital")
>    Frank Russell Investment Company ("FRIC")
>    Frank Russell Investment Management Company ("FRIMCo")
>    Frank Russell Securities, Inc. ("FRS")
>    Frank Russell Trust Company ("FRTC")
>    Russell Insurance Funds ("RIF")
>    Russell Real Estate Advisors, Inc. ("RREA")
>    Russell Fund Distributors, Inc. ("RFD")
>    SSgA Funds
>    Russell Investment Management Ltd.
>    Russell Private Capital Party Ltd.
>    Frank Russell Company Limited
>    Frank Russell Canada Limited/Limitee
>    Frank Russell Company Pty. Limited
>    Frank Russell Company K.K.
>    Frank Russell Company (N.Z.) Limited
>    Frank Russell Investments (Cayman) Ltd.
>    Frank Russell Investments (Ireland) Ltd.
>    Frank Russell Investments (Japan) Ltd.
>    Frank Russell Investments (Singapore) PLC
>    Frank Russell Japan Co. Ltd.
>    Frank Russell Company , S.A.
>    Russell Systems Limited

Financial Institution. See "Personal Securities Account."

Immediate Family. Shall include spouse, minor children, dependents and other relatives who share the same residence as the Associate and depend on the Associate for support.

Insider. Includes officers, directors, trustees and employees of a company. Under current judicial interpretation, the company must reasonably expect a person to whom material, nonpublic information is disclosed to keep such information confidential, and the relationship between the company and such person must at least imply a duty of confidentiality before the person will be considered an insider. In addition, a person can be a temporary insider if he or she enters into a special, confidential relationship in the conduct of a company's affairs and as a result of that relationship is given access to information solely for the company's purposes. Temporary insiders can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. Any of the FRC Group member companies may become a temporary insider of a company it advises or for which it performs other services. In such cases insider status would likely extend to all Associates of the FRC Group member company who are personally in possession of material, nonpublic information about the client company.

Insider Trading. Trading in a security while in possession of material, nonpublic information (whether or not one is an insider) or communicating material, nonpublic information to others in connection with trading activity. Law concerning insider trading, like any law, is subject to change. Generally, insider trading law prohibits:

> Trading in securities of a company by an insider while in possession of material, nonpublic information relating to that company;

> Trading by a noninsider in the securities of a company while in possession of material, nonpublic information relating to that company, where the information either was: (a) disclosed to the noninsider in violation of an insider's duty to keep it confidential; or (b) misappropriated by the noninsider; or

> Communicating material, nonpublic information to others not authorized to receive such information.

Material Information. Material information is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that Associates should consider material includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger, acquisition, disposition, refinancing, restructuring, or other similar proposals or agreements; major litigation; liquidity problems; and extraordinary management developments.

Need to Know. Generally, a need to know exists when an Associate requires such information in order to effectively perform his or her duties on behalf of clients (or prospective clients). A need to know does not exist simply because the information may help another individual or business unit in activities that are unrelated to performance of the particular services requested by the client.

Nonpublic Information. Information is nonpublic until it has been effectively communicated to the marketplace. FRC Group Associates should consider all client information to be nonpublic unless it can be shown that the information has been previously publicly disclosed. Effective public disclosure of information implies that sufficient time has passed since public dissemination and that the information is known generally in the financial marketplace. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

Personal Securities Account ("PSA"). A securities trading account maintained by an FRC Associate or a member of their immediate family with a broker-dealer, investment advisor, bank or other financial institution (collectively, "Financial Institutions").

Private Securities Transaction. A Private Securities Transaction is a transaction that may occur outside a securities brokerage account and includes, but is not limited to: private placements, unregistered securities, private partnerships and investment partnerships.

Security. This term has the same meaning as that set forth in Section 2(a)(36) of the 1940 Act and includes commodities contracts as defined in Section 2(a)(1)(a) of the Commodity Exchange Act. So, generally speaking, securities include the following: any note; stock; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit sharing agreement; collateral trust certificate; preorganization certificate of subscription; transferable share; investment contract; voting-trust certificate; certificate of deposit for a security; fractional undivided interest in oil, gas, or other mineral rights; any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or, in general, any interest or instrument commonly known as a "security;" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

However, for purposes of this Code, securities do not include securities issued by the Governments of the United States, the United Kingdom, France, Italy, Germany, Canada, and Japan; bankers' acceptances; bank certificates of deposit; commercial paper; high-quality, short-term debt instruments, including repurchase agreements; shares of registered, open-end investment companies (mutual funds) or open-end unit trusts; securities purchased under issuer-sponsored dividend reinvestment programs; and securities purchased under an employer-sponsored stock purchase plan or upon the exercise of employee stock options.

                                SUMMARY OF FORMS

 I.    Acknowledgment.................................................................. 27
       (To be signed upon employment and during annual
       acknowledgment process)

II.    Personal Securities Account Report.............................................. 28
       (Request approval to maintain or open a PSA)

II.    Approval Request for a Private Securities Transaction........................... 29
       (Request approval before making a private securities transaction)

IV.    Personal Securities Transaction Approval........................................ 30
       (Online request for approval of personal securities transaction.
       Sample of form found on Russell InSite.)

 V.    Securities Holdings Report...................................................... 31
       (Report personally held securities, such as stock certificates)

VI.    Outside Business Affiliation, Employment
       or Compensation.............................................................. 32-33
       (Request approval for outside business affiliation)

                                 ACKNOWLEDGMENT



I,                                                   , acknowledge that I have
   --------------------------------------------------
   Printed Name

received the Frank RussellGroup of Companies Corporate Code of Ethics (the

"Code") dated _________________, 20___.  I have read the Code and understand its policies and provisions, and I agree to be bound by the terms and conditions set forth therein.


I further certify that I have reported all Personal Securities Accounts, all Private Securities Transactions, and all other reportable items required to be disclosed pursuant to the requirements of the Code.


Dated:                                    , 20___
      ------------------------------------

By:
   ----------------------------------------------
       Signature

Print Name:
           --------------------------------------

Department Name:
                ---------------------------------





Return to the FRC Group Compliance Department

                       PERSONAL SECURITIES ACCOUNT REPORT

Associate Name:                               Date:                     , 20___
                  -------------------------         --------------------

Position:                                     Dept.:
            -------------------------------          -------------------

Check one:

/__/ I hereby submit and request permission to maintain the following pre-existing Personal Securities Account(s). I understand that if my request is approved, I must comply with all provisions of the Corporate Code of Ethics with respect to Personal Securities Accounts. With this request, I am giving FRC Compliance Department the right to receive duplicate statements and trade confirmations for this account.

/__/ I hereby request permission to open a Personal Securities Account. I understand that I must comply with all provisions of the Corporate Code of Ethics with respect to Personal Securities Accounts. With this request, I am giving FRC Compliance Department the right to receive duplicate statements and trade confirmations for this account.

                                          Name and Address of Financial Institution and
Name of Account Owner     Account No.     Registered Representative Maintaining Account
---------------------     -----------     ---------------------------------------------








Signed:                               Date:                     , 20___
        -------------------------           --------------------

Please note that your financial institution maintaining the above account(s) will be directed to send duplicate trade confirmations and monthly statements to a private post office box, not the FRC Group's regular mailing address, to ensure privacy.

Acknowledged by:

Manager:                               Date:                     , 20___
         -------------------------           --------------------

******************************************************************************

Compliance Department Use Only

We have reviewed and approved this Personal Securities Account. A letter requesting duplicate trade confirmations and monthly statements has been mailed to the financial institution(s) noted above.

Reviewed by:                               Date:                     , 20___
            -------------------------           --------------------

              APPROVAL REQUEST FOR A PRIVATE SECURITIES TRANSACTION

To:   FRC Group Compliance Department (or Appropriate Person in non-U.S. Office)

From:                               (Name)                               (Title)
      -----------------------------         -----------------------------

                                    (Name of Department)
      -----------------------------

The undersigned requests approval of the following securities transaction:

Issuer:                              Is the Issuer a publicly traded company?
       -----------------------------                                Yes___ No___

Buy:  _____     Sell: _____  Anticipated date of transaction: __________________

Description of Securities: _____________________________________________________

Number of shares/units: ______________  Cost/Proceeds __________________________

Name of Person from whom I propose to purchase or to

whom I propose to sell: ________________________________________________________

To your knowledge, is this investment being offered to others?  Yes___ No___

Are you providing any service or advice to this Issuer?  Yes___ No___  If yes,

please describe the service or advice: ____________


Signed:                               Date:                     , 20___
        -------------------------           --------------------

********************************************************************************

To be Completed by the Requester's Manager

I have reviewed and approve this request for permission to engage in the Private

Securities Transaction described. In connection with the request, I have the following comments: ____________________________________________________________

Name of Manager (print): _______________________________


Signed:                               Date:                     , 20___
        -------------------------           --------------------

********************************************************************************

Compliance Department Use Only

To:                                             (Associate Requesting Approval)
   ---------------------------------------------

Your request for permission to engage in the Private Securities Transaction described on this form has been approved. If any of the details of that transaction change, please advise me before the transaction is completed.

Reviewed by:                               Date:                     , 20___
            -------------------------           --------------------

InSite form goes here:
Personal Securities Transaction Approval

                           SECURITIES HOLDINGS REPORT

      Please use this form to report securities held personally outside an established brokerage account already reported to the Frank Russell Company


Associate's Name:                           Hire Date:
                  ------------------------             -------------------------

Position:                                   Dept.:
            ------------------------------         -----------------------------


  Security Name /   |     Number of    |    Principal     |
       Symbol       |      Shares      |     Amount       |    Registered Owner
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |
                    |                  |                  |



Signed:                               Date:                     , 20___
        -------------------------           --------------------

******************************************************************************

Compliance Department Use Only

Reviewed and posted in the associate file.



Reviewed by:                               Date:                     , 20___
            -------------------------           --------------------

                          OUTSIDE BUSINESS AFFILIATION,
                           EMPLOYMENT OR COMPENSATION


No Associate may maintain any outside affiliations (e.g., officer or director, governor, trustee, etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the Associate's manager and the FRC Compliance Department, or, for offices located outside the United States, the local Compliance Officer supporting those offices. Please provide the information requested below, sign and submit the form to your manager for approval. You will be informed if approval is granted.

To:   FRC Group Compliance Department (or Appropriate Person in non-U.S. Office)

From:                               (Name)                               (Title)
      -----------------------------         -----------------------------

                                    (Name of Department)
      -----------------------------


1. Organization with which you wish to become affiliated, organization or person by whom you wish to be employed or compensated:

     a.  Name: _________________________________________________________________

     b.  Address: ______________________________________________________________

     c.  Nature of business: ___________________________________________________

     d.  Does the organization have publicly traded securities? ________________

     e.  If so, where are they traded? _________________________________________

     f.  Is the organization a client of the FRC Group? ________________________

     g.  If so, in what capacity? ______________________________________________


2.  State the nature of your proposed affiliation and employment, or the nature of the services for which you will be compensated, and briefly describe your duties: ________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________


3. On what date will your proposed affiliation, employment or compensation begin?

4.  a.  Will you be compensated? __________________

    b.  If so, how much? __________________________

5.  State the nature and extent of your financial interest, if any, in the organization: __________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________________

                                                                       Continued

6.  State the amount of time you will devote to the business and indicate whether you will devote any time to the business during normal working hours: _________________________________________________________________________


********************************************************************************

I, the undersigned, hereby request approval of the outside business affiliation, employment or compensation described herein.

Signed: ______________________________________________

Date:                                                 , 20
        ----------------------------------------------

********************************************************************************

To be Completed by the Requester's Manager

I have reviewed and approved this request for the outside business affiliation, employment or compensation described on this request. In connection with the request, I have the following comments:

________________________________________________________________________________

________________________________________________________________________________


Name of Manager (print):  ________________________________________________

Signature: _______________________________________________________________

Date:                                                                 , 20
           ----------------------------------------------------------


********************************************************************************

Compliance Department Use Only

To:                                          (Associate Requesting Approval)
   -----------------------------------------

The outside business affiliation, employment or compensation described above has been approved. Please advise, in writing, your manager and the Compliance Department, or the appropriate person in a non-U.S. office, if any of the information in this request changes materially.


Reviewed by: ______________________________________________

Date:                                                  , 20
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